UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April [9], 2013

CIRCOR INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-14962	04-3477276
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

30 CORPORATE DRIVE, SUITE 200 BURLINGTON, MASSACHUSETTS 01803-4238
(Address of principal executive offices) (Zip Code)

(781) 270-1200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

DM_US 42203609-3.092607.0011

Items to be Included in this Report
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)
On April 9, 2013, the date on which Scott A. Buckhout was appointed as the new President and Chief Executive Officer of CIRCOR International, Inc. (the “Company”) as described below, Wayne F. Robbins stepped down as the Company’s Acting President and Chief Executive Officer.  Mr. Robbins now serves as the Company’s Executive Vice President and Chief Operating Officer.
(c) and (d)
On April 9, 2013, the Board of Directors of the Company (the “Board”) appointed Scott A. Buckhout, 46, as the Company’s President and Chief Executive Officer.  The Board at the same time appointed Mr. Buckhout as a Class III director of the Company, thus filling the vacancy on the Board created by the December 6, 2012 resignation of A. William Higgins.  Mr. Buckhout’s initial term as a director will expire at the 2014 Annual Meeting of Stockholders.

Prior to joining the Company, Mr. Buckhout served in a number of senior level positions at United Technologies Corporation (“UTC”) from 2007 to 2012, including President of UTC Fire & Security, President of Global Fire Products and President, Systems and Firefighting. Prior to UTC, Mr. Buckhout held a number of senior roles at Honeywell International Corporation in the Consumer Products and Friction Materials divisions. He spent five years in Europe for UTC and Honeywell, including as Vice President and General Manager of Honeywell’s Consumer Products Group and Friction Materials Group EMEA. Mr. Buckhout previously worked in general management and strategy consulting at Booz Allen & Hamilton where he focused on industrial and technology clients worldwide. He started his career as an engineer at The Boeing Company. Mr. Buckhout earned a Master of Business Administration in Operations & Finance from the J.L. Kellogg Graduate School of Management at Northwestern University, and a Bachelor of Science in Aerospace Engineering from Texas A&M University. The Company believes Mr. Buckhout’s qualifications to sit on our Board include his prior success in improving the performance of other manufacturing businesses, identifying and successfully integrating and rationalizing acquisitions, and driving organic and acquisitive growth.

With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Mr. Buckhout and any director or executive officer of the Company. With respect to Item 404(a) of Regulation S-K, there are no relationships or related transactions between Mr. Buckhout and the Company that would be required to be reported. In addition, there are no arrangements or understandings between Mr. Buckhout and any other persons pursuant to which Mr. Buckhout was elected as a director, and there were no compensation arrangements entered into in connection with his appointment as a director.

(e)

Material Compensatory Terms
In connection with the retention of Mr. Buckhout, the Company extended to Mr. Buckhout the following compensatory terms.
Cash Compensation
Mr. Buckhout’s initial annual base salary will be $550,000. Mr. Buckhout will participate in the Company’s Short-Term Incentive Plan (the “STI Plan”) beginning in 2013, with a target bonus opportunity equal to 80% of base salary based on specific levels of Company performance established by the Compensation Committee of the Board. Under the STI Plan, depending on the Company’s performance, the bonus could range from 0% to 200% of the target. For 2013 only, Mr. Buckhout’s short-term bonus will be prorated for three quarters of the year with the Company having guaranteed Mr. Buckhout a minimum achievement of 50% of target.

Sign-On Bonus
Mr. Buckhout will be paid a sign-on bonus equal to $210,000, which will be paid during the first payroll period after May 9, 2013. Mr. Buckhout must repay the sign-on bonus if he terminates his employment without Good Reason (as defined below) before April 9, 2015.
Long-Term Incentives
On April 9, 2013, Mr. Buckhout was granted 10,689 time-based restricted stock units (“RSUs”) under the Company’s Amended and Restated 1999 Stock Option and Incentive Plan (the “Equity Plan”) under a RSU award agreement (the “Time-Based RSU Award Agreement”). The time-based RSUs generally will vest in one-third increments on each of the first three anniversaries of their grant date.
On April 9, 2013, Mr. Buckhout was also granted a performance-based restricted stock unit award (the “Performance-Based RSU Award Agreement”). Under the Performance-based RSU Award Agreement, Mr. Buckhout has the opportunity to receive a target number of 10,689 shares of common stock if target goals are achieved under the Performance-Based RSU Award Agreement. The performance-based RSUs will vest three-years from the date of award with the actual number of based on achieving specific pre-established levels of Company performance for fiscal year 2015 - 50% with respect to Adjusted Return on Invested Capital and 50% with respect to Adjusted Operating Income Margin. Depending on the Company’s performance, the number of performance-based RSUs that vest will range from 0% to 200% of the target number of shares.
The previous summaries of the time-based RSUs and performance-based RSUs are qualified in their entirety by reference to Exhibits 10.1 and 10.2, respectively, which agreements are incorporated by reference herein.
Other Employment Benefits
The Company will provide Mr. Buckhout with a monthly car allowance of $1200 and also reimburse for certain tax preparation and planning services during Mr. Buckhout’s employment.  The Company will also pay Mr. Buckhout’s qualifying relocation expenses up to $125,000 under a separate relocation agreement.

Stock Option Inducement Award Agreement

On April 9, 2013, the Company granted Mr. Buckhout a stock option inducement award in connection with him agreeing to join the Company. The award agreement under which the stock option (the “Stock Option Inducement Award Agreement”) was granted is attached to this Form 8-K as Exhibit 10.3 and is incorporated by reference.  The number of shares subject to the stock option is 200,000 at an exercise price of $41.17 per share. The following summary of the Stock Option Inducement Award Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to Exhibit 10.3.

The option, which has a ten-year term, will vest with respect to 50,000 shares if Company stock trades at or above $50.00 per share, 100,000 shares (cumulatively) if Company stock trades at or above $60.00 per share, 150,000 shares (cumulatively) if Company stock trades at or above $70.00 per share and 200,000 shares (cumulatively) if Company stock trades at or above $80.00 per share. Achieving a stock price vesting threshold requires that the Company’s stock trade at a given price for at least sixty consecutive trading days. Any portion of the option which does not vest by April 9, 2018 (the “Expiration Date”) will be forfeited.
Each tranche of vested options will be exercisable in accordance with the following terms: (i) 25% upon vesting, (ii) 50% upon the first anniversary of vesting and (iii) 100% upon the second anniversary of vesting; provided however that in all events the vested portion of the option shall become fully exercisable upon the fifth anniversary of the grant date, in each case if Mr. Buckhout is then employed with the Company.
If Mr. Buckhout terminates employment for any reason before the option is fully vested, the unvested portion is immediately forfeited. If the Company terminates Mr. Buckhout’s employment without Cause, or if Mr. Buckhout terminates employment due to death or Disability, or with Good Reason (each as defined in the Stock Option Inducement

Award Agreement), he may exercise any vested options for three months following his termination of employment. If his employment terminates for any other reason, his vested options are immediately forfeited. If the Company experiences a “Sale Event” (as defined in the Equity Plan), before April 9, 2018, the unvested portion of the option will vest based on the per-share consideration paid in the Sale Event.
Severance Agreement
On April 9, 2013, Mr. Buckhout and the Company entered into a Severance Agreement (the “Severance Agreement”), which is attached to this Form 8-K as Exhibit 10.4 and is incorporated by reference.  The following summary of the Severance Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to Exhibit 10.4.
The Severance Agreement entitles Mr. Buckhout to the following severance benefits if he terminates his employment for Good Reason or the Company terminates his employment other than For Cause or death or Disability (each as defined in the Severance Agreement) prior to a Change of Control (as defined in the Executive Change of Control Agreement discussed below):
(i) a lump sum payment equal to his base salary and target short-term incentive bonus opportunity in effect during the fiscal year in which the termination occurs; and
(ii) if Mr. Buckhout elects continued coverage under the Company’s medical and dental plans, the Company would continue paying for such coverage in the same proportion it did on the date of Mr. Buckhout’s termination for up to twelve months following termination.
In order to receive the benefits described in (i) and (ii) above, Mr. Buckhout must execute a general release of claims in a manner satisfactory to the Company within 21 days of his employment termination. Mr. Buckhout also agreed to comply with non-competition and non-solicitation provisions lasting for the term of his employment and twelve months afterwards as consideration for the benefits under the Severance Agreement.
Executive Change of Control Agreement
On April 9, 2013, Mr. Buckhout and the Company entered into an Executive Change of Control Agreement (the “Change of Control Agreement”), which is attached to this Form 8-K as Exhibit 10.5 and is incorporated by reference.  The following summary of the Change of Control Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to Exhibit 10.5.
The Change of Control Agreement entitles Mr. Buckhout to the following benefits if he terminates his employment for Good Reason or the Company terminates his employment without Cause within twelve months following a Change of Control (as each such term is defined in the Change of Control Agreement):
(i) a lump sum payment equal to two times the sum of his then-current base salary and target short-term incentive bonus; and
(ii) for a two year period following employment termination, the Company will pay health insurance premiums in an amount necessary for Mr. Buckhout, his spouse and dependents to continue to receive health insurance coverage substantially similar to the coverage they received prior to his employment termination.
In addition, all of Mr. Buckhout’s unvested equity awards (other than the inducement stock options) immediately vest and become exercisable (in the case of stock options and other stock-based awards) on a Change of Control regardless of whether Mr. Buckhout’s employment is terminated. With respect to the performance-based stock option inducement award discussed above, upon a Change of Control, the stock options subject to such award only vest to the extent as set forth in the Stock Option Inducement Award Agreement.
If the total benefits payable to Mr. Buckhout under the Change of Control Agreement, when reduced by income, employment and change in control excise taxes under Section 4999 of the Internal Revenue Code, would be less than the benefits he would receive if no excise taxes were imposed, the benefits will be reduced to a level where no excise taxes will be imposed. Otherwise, he will receive all payments due under the Change of Control Agreement.
Mr. Buckhout has agreed to comply with non-competition and non-solicitation provisions lasting for the term of his employment and twelve months afterwards as consideration for the benefits under the Change of Control Agreement.
The Change of Control Agreement has an initial one-year term and automatically renews for successive one-year terms each April 9 beginning April 9, 2014, unless either the Company or Mr. Buckhout provide notice to the other that it does not wish to extend the Change of Control Agreement at least 90 days before the initial term or any successive term expires.
Indemnification Agreement
The Company and Mr. Buckhout entered into the Company’s standard form of indemnification agreement, which is attached to the Company’s Form 10-K as Exhibit 10.12 (“Exhibit 10.12”) filed with the Securities and Exchange Commission on March 12, 2003 and incorporated herein by reference. The following summary of the indemnification agreement does not purport to be complete and is subject to and qualified in its entirety by reference to Exhibit 10.12.
The indemnification agreement provides, to the fullest extent permitted by Delaware law, indemnification against all Expenses and Liabilities incurred in any Proceeding (other than a Proceeding initiated by the Company) arising by reason of Mr. Buckhout’s Corporate Status (each term, as defined in the indemnification agreement). In addition, the indemnification agreement provides that the Company will pay in advance of a final disposition of a claim related expenses as and when incurred by the indemnitee.
Item 7.01. Regulation FD Disclosure.
On April 9, 2013, the Company issued two press releases regarding the matters discussed above in Item 5.02 above. Furnished hereto as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K is a copy of these Press Releases.
The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K (including Exhibits 99.1 and 99.2 hereto) shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any filings by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such filing that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
Exhibit No.        Description
10.1            Restricted Stock Unit Agreement, dated as of April 9, 2013, between the Company and Scott A Buckhout
10.2            Performance-Based Restricted Stock Unit Agreement, dated as of April 9, 2013, between the Company and Scott A. Buckhout
10.3            Stock Option Inducement Award Agreement, dated as of April 9, 2013, between the Company and Scott A. Buckhout
10.4            Severance Agreement, dated as of April 9, 2013, between the Company and Scott A. Buckhout
10.5            Executive Change of Control Agreement, dated as of April 9, 2013, between the Company and Scott A. Buckhout
99.1            Press Release Issued by the Company on April 9, 2013
99.2            Press Release Issued by the Company on April 9, 2013

EXHIBIT INDEX

Exhibit No.        Description
10.1            Letter Agreement between the Company and Scott A. Buckhout agreed to on April [9], 2013
10.2            Restricted Stock Unit Agreement, dated as of April 9, 2013, between the Company and Scott A Buckhout
10.3            Performance-Based Restricted Stock Unit Agreement, dated as of April 9, 2013, between the Company and Scott A Buckhout
10.4            Stock Option Inducement Award Agreement, dated as of April 9, 2013, between the Company and Scott A. Buckhout
10.5            Severance Agreement, dated as of April 9, 2013, between the Company and Scott A. Buckhout
10.6            Executive Change of Control Agreement, dated as of April 9, 2013, between the Company and Scott A. Buckhout
99.1            Press Release Issued by the Company on April 9, 2013